UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2016 (September 29, 2016)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3807 West Chester Pike

Newtown Square, PA 19073

(Address of principal executive office) (Zip Code)

(866) 248-4344

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 26, 2016, Sunoco Logistics Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as sole underwriter (the “Underwriter”), pursuant to which the Partnership issued and sold 21,000,000 common units representing limited partner interests in the Partnership (“Common Units”) in an underwritten public offering, which the Partnership previously announced in its Current Report on Form 8-K filed on September 30, 2016. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriter a 30-day option to purchase up to 3,150,000 additional Common Units (the “Over-allotment Option”).

On September 29, 2016, the Underwriter exercised the Over-allotment Option in full. The Common Units to be issued pursuant to the Over-allotment Option were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-206301). In connection with the issuance of the Common Units pursuant to the Over-allotment Option, the Partnership hereby files the attached legal opinions of Vinson & Elkins L.L.P. as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

By:	/s/ Peter J. Gvazdauskas
Name:	Peter J. Gvazdauskas
Title:	Chief Financial Officer and Treasurer

Date: October 4, 2016

Newtown Square, PA

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

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